UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2005

P-Com, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3175 S. Winchester Boulevard, Campbell, California		95008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective March 10, 2005, Sam Smookler, the President, Chief Executive Officer and a director of P-Com, Inc. (the "Registrant"), resigned from his position as President and Chief Executive Officer of the Registrant and from his position as a director on the Board of Directors.

(c) On March 10, 2005, the Registrant appointed its Vice President, General Counsel and Acting Chief Financial Officer, Daniel W. Rumsey, as its Chief Restructuring Officer. Mr. Rumsey, 44, was appointed Vice President and General Counsel of the Registrant in March 2003. In April 2003, he became Acting Chief Financial Officer. Mr. Rumsey will assume Mr. Smookler's responsibilities as principal executive officer of the Registrant.

Prior to joining P-Com, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Knowledge Kids Network is part of the Knowledge Universe family of companies. Prior to joining Knowledge Kids Network, Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999.

Mr. Rumsey has an extensive legal and finance background, dating back to 1987 when he served as a staff attorney in the U.S. Securities and Exchange Commission's Division of Corporation Finance. He has also served as Assistant General Counsel for Terra Industries, Inc. and Associate General Counsel and Corporate Secretary of EchoStar Communications Corporation. Mr. Rumsey received his J.D. from the University of Denver College of Law in 1985, and his B.S. from the University of Denver in 1983. Mr. Rumsey currently serves as the Chairman of the Board of Directors of Prescient Applied Intelligence, Inc.

There are no arrangements or understandings between Mr. Rumsey and any other person pursuant to which Mr. Rumsey was appointed as the Chief Restructuring Officer. The Registrant previously entered into an employment agreement with Mr. Rumsey. The terms of the employment agreement remain unchanged. In his new capacities, Mr. Rumsey will be paid $240,000 per year. There are no transactions in which Mr. Rumsey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On the same date, the Registrant also appointed its Vice President of Operations, Don Meiners, as its President. Mr. Meiners, 43, has held a variety of management roles since he joined P-Com in 1992. These include Vice President of Operations, Vice President of Engineering, Vice President of Manufacturing and Vice President of Engineering Program Management. Prior to P-Com, Mr. Meiners served in design engineering roles and project management for Digital Microwave Corporation and Equitorial Inc. Mr. Meiners graduated from the Missouri Institute Of Technology in 1983.

There are no arrangements or understandings between Mr. Meiners and any other person pursuant to which Mr. Meiners was appointed as the President. The Registrant previously entered into an employment agreement with Mr. Meiners. The terms of the employment agreement remain unchanged with the exception of Mr. Meiner's compensation, which has been increased to $150,000 per year. There are no transactions in which Mr. Meiners has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Registrant on March 15, 2005 announcing the appointment of Messrs. Rumsey and Meiners is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

See attached Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-Com, Inc.

March 15, 2005	By:	/s/ Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Chief Restructuring Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of P-Com, Inc., dated March 15, 2005